FORM OF CONVERTIBLE DEBENTURE                 1997CD -
                     -----------------------------
001

$110,000                                                       October 31, 1997

     FOR VALUE RECEIVED, the undersigned, Medical Dynamics, Inc., a Colorado corporation (the "Company"), promises to pay to the order of The Tail Wind Fund, Ltd., or the holder hereof, on October 31, 2000 ("Due Date"), the principal sum of One Hundred Ten Thousand Dollars ($110,000), or, if less, the unpaid principal amount outstanding at such time, in either case together with all accrued and unpaid interest thereon.

     The Company also promises to pay interest semi-annually from the date hereof on the unpaid principal amount hereof at a rate of eight percent (8%) per annum. Interest on this Debenture shall be computed on the basis of a 360-day year. Interest through the last day of the preceding calendar semi-annual period shall be payable on or before the fifth day of each April and October, commencing in April 1998.


     1. Payments

     All payments by the Company hereunder shall be payable in lawful money of the United States in immediately available funds by wire transfer to an account designated in writing by the Investor, or in the case of conversion of principal and, at the option of the Company, payment of interest, in shares of common stock of the Company, par value $.001 per share (the "Common Stock"), valued at the Conversion Price (for the conversion of principal) and at the Market Price (for the payment of interest), not later than 5:00 p.m., Mountain time on the day when due to the holder at the following address:

                                    The Tail Wind Fund, Ltd.
                                    c/o Mees Pierson Fund Services
                                    Fourth Floor Russell House
                                    Dublin 2 IRELAND 1M14LE
                                    United Kingdom

or at such other place as the holder hereof may from time to time designate in writing to the Company. Whenever any payment to be made pursuant to this Debenture shall be stated to be due on a public holiday, Saturday or Sunday, such payment may be made on the next succeeding business day. Such extension of time shall not in such case be included in computing interest, if any, in connection with such payment.


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     2. Conversion of Debenture

          (a) From time to time, until all unpaid principal and accrued and unpaid interest under this Debenture is paid, the holder of this Debenture shall have the right to convert (i) at any time from and after January 29, 1998, up to one-third of the principal amount of this Debenture, (ii) at any time from and after February 28, 1998, up to an aggregate of two-thirds of the principal amount of this Debenture, and (iii) at any time from and after March 30, 1998, all of the principal amount of this Debenture, in whole or in part, into an amount of duly authorized, fully-paid and non-assessable shares of Common Stock determined by dividing such principal amount to be so converted by the Conversion Price (as hereinafter defined), and upon the terms and subject to the conditions hereinafter specified in this Section 2. Any unpaid principal amount of this Debenture outstanding on October 31, 2000, together with any accrued and unpaid interest thereon, shall automatically convert to Common Stock at the Conversion Price (defined below).

          (b) In order to convert this Debenture into shares of Common Stock, the holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company at the office of the Company or its designated transfer agent, if any, for the Debentures, which notice shall specify the amount of the Debenture to be converted, the applicable Conversion Price, and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of this Debenture) prior to 5:00 p.m., Mountain time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and
(ii) surrender the original Debenture being converted, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Company or the transfer agent, if any, for the Debentures; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Debenture is delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such original Debenture has been lost, stolen or destroyed. In the case of a dispute as to the calculation of the Conversion Price, the Company shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (c) below. The Company shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Company and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

          (c) Upon the surrender of the Debenture as described above accompanied by the Notice of Conversion, the Company shall issue and, within two (2) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed Debenture, after provision of an agreement and indemnification by the holder to the Company), direct its transfer agent to deliver to or upon the order of the holder (i) that number of shares of Common

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Stock for the  portion of the  Debenture  converted  as shall be  determined  in accordance herewith and (ii) a new Debenture representing the balance of the principal amount of the Debenture surrendered but not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Company shall pay to the holder $250 in cash for the third day beyond such Delivery Period that the Company fails to deliver Common Stock issuable upon surrender of the Debenture with a Notice of Conversion, and $500 per day in cash for each day thereafter, until such time as the earlier of the date that the Company has delivered all such Common Stock and the tenth day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Company fails to deliver such Common Stock prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder) Conversion Default Payments in accordance with Section 2(h) hereof beginning on the expiration of such ten (10) business day period.

          (d) If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and Company shall pay in cash to the holder the value of such fractional share based on the Market Price on the Conversion Date.

          (e) The "Conversion Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before 5:00 p.m., Mountain time, on the Conversion Date, and (ii) that the original Debenture is surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Company or the transfer agent for the Debentures. The person or persons entitled to received the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the Debenture fully surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

          (f) The Conversion Price per share ( "Conversion Price") at which shares of Common Stock shall be issuable upon conversion of this Debenture shall be equal to 100% of the Market Price on the business day immediately preceding the Conversion Date; provided, however, that the Conversion Price shall not exceed $3.45. "Market Price" shall mean the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the sixty trading day period ending on the date in question.

          (g) In order to prevent dilution of the conversion rights granted under this Section 2, the Conversion Price shall be subject to adjustment from time to time as follows:

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             (i) If the  Common  Stock  shall  be  changed  into  the  same or a different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise or in the event of a merger or consolidation of the Company with or into another corporation or the sale of substantially all of the Company's assets to any other person, then and in each such event the holder of this Debenture shall have the right thereafter to convert this Debenture or any portion thereof into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification, merger, consolidation, sale or other change by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately
prior  to  such  reorganization,  recapitalization,   reclassification,  merger,
consolidation, sale or change.

             (ii) If any event occurs of the type contemplated by the provisions of this Section 2(g) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holder of this Debenture; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 2(g) or decrease the number of shares of Common Stock issuable upon conversion of this Debenture.

             (iii) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the holder of this Debenture, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (h) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of this Debenture; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Common Stock, on a fully diluted basis, shall not be sufficient to effect the conversion of this Debenture at the Conversion Price then in effect, the Company will take such corporate action as may be necessary to increase its authorized but unissued or issued but not outstanding shares of the Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock which shall be so issuable, when issued upon conversion of this Debenture, shall be duly and validly issued, fully-paid and non-assessable. If at any time a holder submits a Conversion Notice, the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 2 (a "Conversion Default"), the Company shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in

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accordance  with the terms hereof until (and at the holder's  option at any time after) the date additional shares of Common Stock are authorized by the Company to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Company shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the principal amount of the Debenture sought to be converted, multiplied by the Excess Amount on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .36, where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of the full amount of the Debenture. The Company shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

             (i) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

             (ii) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Section 2.

Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

          (i) Notwithstanding anything to the contrary herein, conversion of this Debenture shall not be permitted, and the Company shall not pay any amounts due to the holder of this Debenture in the form of shares of Common Stock, if such conversion or payments would result in the holder of this Debenture owning more than 4.99% of the issued and outstanding shares of Common Stock following conversion or payment (such percentage to be calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934).

          (j) The issuance of certificates for shares of the Common Stock upon the conversion of this Debenture shall be made without charge to the holder hereof for any issuance tax in respect of the issuance of such certificates or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock.


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     3.  Covenant.  The  Company  agrees at all times  that it will not,  by any
amendment  of  the  Company's   Articles  of   Incorporation,   or  through  any
consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance hereof, but will at all times take such actions as are necessary or appropriate in order to protect the rights of the holder of this Debenture.

     4. Events of Default

          (a) In addition to the Default provisions provided above in respect of Conversion, an "Event of Default" shall exist if any of the following occurs and is continuing:

             (i) Failure to make any payment of principal or interest on the Debenture when such payment is due, other than the final payment due on the Due Date;

             (ii) Failure to make payment of all outstanding principal and interest on the Debenture on the Due Date;

             (iii) Failure to comply with any other provision of this Debenture and such failure continues for more than five (5) business days after the holder hereof has given written notice of such failure to the Company;

             (iv) The Common Stock is not listed or included for quotation on The Nasdaq SmallCap Market System, The Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange;

             (v) Any levy, seizure, attachment, execution or similar process shall be levied on a material portion of the Company's property; or

             (vi) A receiver, custodian, liquidator or trustee of the Company, or of any of the property of the Company, is appointed by court order; or the Company is adjudicated bankrupt or insolvent; or any of the property of the Company is sequestered by court order; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law is filed against the Company and is not dismissed within sixty (60) days after such filing; or the Company files a voluntary bankruptcy petition or requesting reorganization or arrangement under any provision of any bankruptcy, reorganization or insolvency law, or consents to the filing of any petition against it under any such law; or the Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Company or of all or any part of the property of the Company.



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          (b) If an Event of Default  specified in Section 4(a)(i) exists,  then this Debenture shall accrue additional interest on all unpaid amounts of principal and interest from the date of the Event of Default at a rate equal to the greater of (i) fifteen percent (15%) per annum or (ii) the highest amount allowable by law.

          (c) If an Event of Default other than an Event of Default specified in
Section 4(a)(i) exists, then the holder of this Debenture may exercise any right, power or remedy conferred upon it by law, and shall have the right to declare by written notice the entire principal and all interest accrued on such Debenture to be, and such Debenture shall thereupon become, forthwith due and payable without any declaration, presentment, demand, protest or notice of any kind. The Company shall forthwith pay to the holder of this Debenture the entire principal and interest accrued on such Debenture.

     5. Registration. The initial holder of this Debenture is entitled to the benefit of certain registration rights in respect of the shares of Common Stock into which this Debenture may be coverted pursuant to that Registration Rights Agreement dated effective October 31, 1997.

     6. Miscellaneous

          (a) Every maker, endorser and guarantor of this Debenture or the obligation represented by this Debenture waives presentment, demand, notice, protest and all other demands or notices, in connection with the delivery, acceptance, endorsement, performance, default or enforcement of this Debenture, assents to any and all extensions or postponements of the time of payment or any other indulgences, including without limitation, the release or substitution of collateral, and agrees to be bound by all of the terms contained in the Debenture.

          (b) No delay or omission by the holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

          (c) The Company shall pay all reasonable costs and expenses of collection, including attorney's fees, incurred or paid by the holder hereof in enforcing this Debenture and the obligations evidenced hereby.

          (d) This Debenture may be amended only by written agreement of the Company and the holder hereof.

          (e) This Debenture is governed by the laws of the State of Colorado and is executed as a sealed instrument as of the date first above written.


     IN WITNESS WHEREOF, the Company has caused this Debenture to be executed and delivered by its duly authorized officer as of the day and year first written above.


                                    MEDICAL DYNAMICS, INC.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
[Corporate Seal]

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                             MEDICAL DYNAMICS, INC.
                              CONVERTIBLE DEBENTURE
                              NOTICE OF CONVERSION


MEDICAL DYNAMICS, INC.
99 Inverness Drive East
Englewood, CO  80112

     The undersigned hereby elects to convert $_______________ of the Convertible Debenture represented by the within Convertible Debenture for, and to acquire thereunder _______________ shares of Common Stock ("Conversion Shares") as provided for therein, and requests that certificates for the Conversion Shares be issued as follows:

                           -------------------------------
                           Name

                           --------------------------------
                           Address
                           --------------------------------

                           --------------------------------

                           --------------------------------
                           Federal Tax Identification No.
                           or Social Security No.

and, if the amount of the principal of the Convertible Debenture being converted hereby shall not be all of the principal amount of such Convertible Debenture, that a new Convertible Debenture

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for the balance of such Convertible  Debenture be issued forthwith to the holder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated:
      ---------------------------

                               Signature:
                                         ------------------------------

                                         ------------------------------
                                         Name (please print)
                                         ------------------------------
                                         Address

                                         ------------------------------


                                         ------------------------------
                                         Federal Identification or
                                         Social Security No.


                               Note: The above signature must correspond with the name of the registered holder as written on the first page of the Convertible Debenture in every particular, without alteration or enlargement or any change whatever, unless the Convertible Debenture has been assigned.




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